EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2023 Fourth Quarter Financial Results

Record Fiscal Year Results in 2023, with Diluted EPS of $11.18, up 12% and ROE of 19.5%
Quarterly Operating Revenues of $778.0 million, up 33%
Quarterly Net Income of $50.7 million, ROE of 15.0%
Quarterly Diluted EPS of $2.36 per share

New York, NY – November 15, 2023 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise, today announced its financial results for the fiscal year 2023 and fourth quarter ended September 30, 2023.
Sean M. O’Connor, the Company’s CEO, stated, “We achieved solid results in our fiscal fourth quarter, with pre-tax earnings of $75.4 million, up 14% compared to the prior year quarter. These strong fourth quarter results contributed to a record full fiscal year financial performance, with diluted earnings per share of $11.18, up 12%, an increase in net asset value per share of $13.61, up 26%, and an ROE of 19.5% for the year. These results were driven by continued client engagement and increased interest earnings on our client float, despite generally moderating volatility. We believe that our diversified business model continues to position us to deliver strong results to our shareholders in the current market environment.”

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (the “SEC”) which we expect to file on or about November 21, 2023. Upon filing, the Annual Report on Form 10-K will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended September 30,			Year Ended September 30,
(Unaudited) (in millions, except share and per share amounts)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$15,902.4	$15,838.5	—%	$58,131.2	$64,052.6	(9)%
Principal gains, net	269.1	275.4	(2)%	1,079.9	1,145.2	(6)%
Commission and clearing fees	122.9	126.3	(3)%	498.4	507.9	(2)%
Consulting, management, and account fees	39.3	34.1	15%	159.0	111.3	43%
Interest income	301.9	106.7	183%	987.6	219.0	351%
Total revenues	16,635.6	16,381.0	2%	60,856.1	66,036.0	(8)%
Cost of sales of physical commodities	15,857.6	15,797.6	—%	57,942.0	63,928.6	(9)%
Operating revenues	778.0	583.4	33%	2,914.1	2,107.4	38%
Transaction-based clearing expenses	68.6	69.1	(1)%	271.8	291.2	(7)%
Introducing broker commissions	39.2	37.4	5%	161.6	160.1	1%
Interest expense	253.2	77.6	226%	802.2	135.5	492%
Interest expense on corporate funding	13.3	11.6	15%	57.5	44.7	29%
Net operating revenues	403.7	387.7	4%	1,621.0	1,475.9	10%
Compensation and other expenses:
Variable compensation and benefits	112.4	129.7	(13)%	483.2	478.1	1%
Fixed compensation and benefits	98.1	80.8	21%	385.4	316.7	22%
Trading systems and market information	19.1	17.2	11%	74.0	66.2	12%
Professional fees	15.9	15.4	3%	57.0	54.3	5%
Non-trading technology and support	16.9	13.7	23%	61.6	52.4	18%
Occupancy and equipment rental	10.9	9.4	16%	40.4	36.1	12%
Selling and marketing	13.2	14.0	(6)%	54.0	55.3	(2)%
Travel and business development	7.1	6.1	16%	24.8	16.9	47%
Communications	2.4	2.3	4%	9.1	8.3	10%
Depreciation and amortization	11.4	12.3	(7)%	51.0	44.4	15%
Bad debts, net of recoveries	6.5	4.4	48%	16.5	15.8	4%
Other	16.3	16.0	2%	66.4	60.6	10%
Total compensation and other expenses	330.2	321.3	3%	1,323.4	1,205.1	10%
Gain on acquisition and other gains, net	1.9	—	n/m	25.4	6.4	297%
Income before tax	75.4	66.4	14%	323.0	277.2	17%
Income tax expense	24.7	14.1	75%	84.5	70.1	21%
Net income	$50.7	$52.3	(3)%	$238.5	$207.1	15%
Earnings per share:
Basic	$2.43	$2.58	(6)%	$11.55	$10.27	12%
Diluted	$2.36	$2.49	(5)%	$11.18	$10.01	12%
Weighted-average number of common shares outstanding:
Basic	20,087,626	19,690,761	2%	19,957,333	19,570,403	2%
Diluted	20,753,155	20,352,682	2%	20,619,340	20,067,540	3%

Return on equity (“ROE”)	15.0%	19.8%		19.5%	21.0%
ROE on tangible book value	16.0%	21.6%		20.9%	23.2%
n/m = not meaningful to present as a percentage

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Segment operating revenues represented by:
Commercial	$207.5	$185.2	12%	$862.7	$692.1	25%
Institutional	426.5	258.6	65%	1,513.6	831.8	82%
Retail	92.4	101.8	(9)%	333.0	426.7	(22)%
Global Payments	54.2	44.3	22%	212.6	172.0	24%
Corporate Unallocated	7.8	0.9	767%	31.7	7.8	306%
Eliminations	(10.4)	(7.4)	41%	(39.5)	(23.0)	72%
Operating revenues	$778.0	$583.4	33%	$2,914.1	$2,107.4	38%
The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Segment income represented by:
Commercial	$88.0	$80.2	10%	$390.7	$288.3	36%
Institutional	55.0	45.0	22%	217.9	174.6	25%
Retail	28.0	20.2	39%	45.8	115.4	(60)%
Global Payments	32.3	24.4	32%	109.1	97.4	12%
Total segment income	$203.3	$169.8	20%	$763.5	$675.7	13%
Reconciliation of segment income to income before tax:
Segment income	$203.3	$169.8	20%	$763.5	$675.7	13%
Net costs not allocated to operating segments	(127.7)	(103.4)	24%	(463.8)	(398.5)	16%
Gain on acquisition and other gains, net	(0.2)	—	n/m	23.3	—	n/m
Income before tax	$75.4	$66.4	14%	$323.0	$277.2	17%
Key Operating Metrics
The tables below display operating revenues disaggregated across the key products we provide to our clients and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

All $ amounts are U.S. dollar or U.S. dollar equivalents	Three Months Ended September 30,			Year Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Operating Revenues (in millions):
Listed derivatives	$98.6	$100.8	(2)%	$416.5	$430.5	(3)%
Over-the-counter (“OTC”) derivatives	59.9	49.0	22%	232.2	208.3	11%
Securities	308.3	181.8	70%	1,064.0	610.4	74%
FX / Contracts for difference (“CFD”) contracts	79.2	81.4	(3)%	261.9	339.3	(23)%
Global payments	52.9	43.6	21%	208.3	167.8	24%
Physical contracts	50.1	61.9	(19)%	244.9	194.3	26%
Interest / fees earned on client balances	102.9	49.1	110%	384.7	89.3	331%
Other	28.7	22.3	29%	109.4	82.7	32%
Corporate Unallocated	7.8	0.9	767%	31.7	7.8	306%
Eliminations	(10.4)	(7.4)	41%	(39.5)	(23.0)	72%
	$778.0	$583.4	33%	$2,914.1	$2,107.4	38%

Volumes and Other Select Data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	39,461	40,813	(3)%	160,292	160,609	—%
Listed derivatives, average rate per contract (1)	$2.33	$2.31	1%	$2.44	$2.53	(4)%
Average client equity - listed derivatives (millions)	$6,644	$6,697	(1)%	$7,137	$5,696	25%
OTC derivatives (contracts, 000’s)	915	737	24%	3,553	2,968	20%
OTC derivatives, average rate per contract	$65.91	$67.02	(2)%	$65.78	$70.49	(7)%
Securities average daily volume (“ADV”) (millions)	$5,662	$3,599	57%	$5,257	$3,459	52%
Securities rate per million (“RPM”) (2)	$265	$480	(45)%	$301	$503	(40)%
Average money market / FDIC sweep client balances (millions)	$1,172	$1,946	(40)%	$1,338	$1,784	(25)%
FX / CFD contracts ADV (millions)	$10,938	$12,263	(11)%	$11,943	$13,273	(10)%
FX / CFD contracts RPM	$113	$103	10%	$87	$99	(12)%
Global Payments ADV (millions)	$62	$64	(3)%	$67	$62	8%
Global Payments RPM	$13,406	$10,680	26%	$12,367	$10,880	14%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM while interest income related to securities lending is excluded.

Operating Revenues
Operating revenues increased $194.6 million, or 33%, to $778.0 million in the three months ended September 30, 2023 compared to $583.4 million in the three months ended September 30, 2022.
Operating revenues derived from securities transactions increased $126.5 million, or 70%, to $308.3 million in the three months ended September 30, 2023 compared to $181.8 million in the three months ended September 30, 2022. This increase was principally due to a 57% increase in ADV, as well as a significant increase in interest rates. Carried interest on fixed income securities is a component of operating revenues, however interest expense associated with financing these positions is not. As a result of the significant increase in short-term interest rates, we amended our calculation of the Securities RPM, in the table above, to present the RPM after deducting from operating revenues the interest expense associated with our fixed income activities. Net operating revenues derived from securities transactions decreased $13.9 million, or 15%, to $77.9 million in the three months ended September 30, 2023 compared to $91.8 million in the three months ended September 30, 2022. This decline was principally due to a 45% decline in the RPM resulting from the tightening of spreads and a change in product mix.
Operating revenues derived from OTC derivatives increased $10.9 million, or 22%, to $59.9 million in the three months ended September 30, 2023 compared to $49.0 million in the three months ended September 30, 2022. This increase was the result of a 24% increase in OTC derivative contract volumes, most notably in agricultural and soft commodities, which was partially offset by a 2% decline in the average rate per contract compared to the three months ended September 30, 2022.
Operating revenues from global payments increased $9.3 million, or 21%, to $52.9 million in the three months ended September 30, 2023 compared to $43.6 million in the three months ended September 30, 2022, principally driven by a 26% increase in the RPM, partially offset by a 3% decrease in the ADV.
Operating revenues derived from physical contracts decreased $11.8 million, or 19%, to $50.1 million in the three months ended September 30, 2023 compared to $61.9 million in the three months ended September 30, 2022. This decrease was principally related to diminished client activity in precious metals as well as a decrease in our physical agricultural and energy business as a result of decreased activity in biodiesel feedstock markets, partially offset by incremental operating revenues from the acquisition of CDI, as defined below, effective October 31, 2022.
Operating revenues derived from FX/CFD contracts declined $2.2 million, or 3%, to $79.2 million in the three months ended September 30, 2023 compared to $81.4 million in the three months ended September 30, 2022, principally due to an 11% decline in the FX/CFD contracts ADV, partially offset by a 10% increase in the FX/CFD RPM.
Operating revenues derived from listed derivatives decreased $2.2 million, or 2%, to $98.6 million in the three months ended September 30, 2023 compared to $100.8 million in the three months ended September 30, 2022. This decrease was principally due to a 3% decline in listed derivative contract volumes as a result of diminished volatility, which was partially offset by a 1% increase in the average rate per contract compared to the three months ended September 30, 2022.
Interest and fee income earned on client balances, which is associated with our listed and OTC derivatives, correspondent clearing, and independent wealth management product offerings, increased $53.8 million, or 110%, to $102.9 million in the three months ended September 30, 2023 compared to $49.1 million in the three months ended September 30, 2022. This increase was principally driven by a significant increase in short-term interest rates, which was partially offset by a decline in average money market / FDIC sweep client balances.
Interest expense

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Interest expense attributable to:
Trading activities:
Institutional dealer in fixed income securities	$184.6	$45.9	302%	$556.7	$62.3	794%
Securities borrowing	11.8	6.7	76%	39.4	23.0	71%
Client balances on deposit	41.2	14.0	194%	148.9	17.4	756%
Short-term financing facilities of subsidiaries and other direct interest of operating segments	15.6	11.0	42%	57.2	32.8	74%
	253.2	77.6	226%	802.2	135.5	492%
Corporate funding	13.3	11.6	15%	57.5	44.7	29%
Total interest expense	$266.5	$89.2	199%	$859.7	$180.2	377%
The increase in interest expense attributable to trading activities was principally due to the effect of the significant increase in short-term interest rates, most notably in our fixed income business related to financing of positions, as described above, as well as an increase in client balances on which we pay interest.

The increase in interest expense attributable to corporate funding was principally due to higher short-term interest rates on our revolving credit facility, partially offset by a decrease in average borrowings.
Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended September 30,				Year Ended September 30,
(in millions)	2023	% of Total	2022	% of Total	2023	% of Total	2022	% of Total
Variable compensation and benefits	$112.4	26%	$129.7	30%	$483.2	28%	$478.1	29%
Transaction-based clearing expenses	68.6	16%	69.1	16%	271.8	15%	291.2	17%
Introducing broker commissions	39.2	9%	37.4	9%	161.6	9%	160.1	10%
Total variable expenses	220.2	51%	236.2	55%	916.6	52%	929.4	56%
Fixed compensation and benefits	98.1	22%	80.8	19%	385.4	22%	316.7	19%
Other fixed expenses	113.2	26%	106.4	25%	438.3	25%	394.5	24%
Bad debts, net of recoveries	6.5	1%	4.4	1%	16.5	1%	15.8	1%
Total non-variable expenses	217.8	49%	191.6	45%	840.2	48%	727.0	44%
Total non-interest expenses	$438.0	100%	$427.8	100%	$1,756.8	100%	$1,656.4	100%
Our variable expenses include variable compensation paid to traders and risk management consultants, bonuses paid to operational, administrative and executive employees, transaction-based clearing expenses and introducing broker commissions. We seek to make non-interest expenses variable to the greatest extent possible, and to keep our fixed costs as low as possible.

Impact of the Gain on Acquisition and Related Amortization
On October 31, 2022, the Company’s wholly owned subsidiary, StoneX Netherlands B.V., acquired CDI-Societe Cotonniere De Distribution S.A (“CDI”), based in Switzerland. CDI operates a global cotton merchant business with clients and producers in Brazil and West Africa as well as buyers throughout Asia. The results of the year ended September 30, 2023 include a non-taxable gain of $23.5 million related to the acquisition. The results of the three months and year ended September 30, 2023 include amortization expense related to identified intangible assets from this acquisition.
The Company acquired Gain Capital Holdings, Inc. effective August 1, 2020. The results of the three months and year ended September 30, 2023 and 2022 include amortization expense related to identified intangible assets from this acquisition.
When evaluating acquisitions, management considers the gain on acquisition and the amortization expense related to the intangible assets identified and recorded as part of these acquisitions.
The following table presents income before tax, income tax expense, and net income as reported in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The table also presents adjusted income before tax, adjusted income tax expense, and adjusted net income, which are non-GAAP financial measures. The “adjusted” non-GAAP financial measures reflect each item after removing the impact of the gain on acquisition and the related amortization expense of the intangible assets for the three months and year ended September 30, 2023 and 2022, respectively. Management believes that presenting our results excluding the gain on acquisition and the related amortization expense is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
As reported, GAAP:
Income before tax	$75.4	$66.4	14%	$323.0	$277.2	17%
Income tax expense	24.7	14.1	75%	84.5	70.1	21%
Net income	$50.7	$52.3	(3)%	$238.5	$207.1	15%
Return on equity	15.0%	19.8%	(4.8)%	19.5%	21.0%	(1.5)%

Adjusted (non-GAAP)(a):
Adjusted income before tax	$77.3	$69.1	12%	$310.5	$287.8	8%
Adjusted income tax expense	25.2	14.9	69%	87.5	73.0	20%
Adjusted net income	$52.1	$54.2	(4)%	$223.0	$214.8	4%
Adjusted return on equity	15.4%	20.5%	(5.1)%	18.2%	21.8%	(3.6)%
(a) Adjusted income before tax, adjusted income tax expense, adjusted net income, and adjusted return on equity are non-GAAP financial measures. A reconciliation between the GAAP and non-GAAP amounts listed above is provided in Appendix A.
Other Gains
The results of the three months and year ended September 30, 2023 include a nonrecurring gain related to proceeds received of $2.1 million resulting from an institutional-based foreign exchange antitrust class action settlement. The results of the year ended September 30, 2022 included a nonrecurring gain related to proceeds received of $6.4 million resulting from a retail-based foreign exchange antitrust class action settlement.

Common Stock Split
On November 7, 2023, the Company announced a 3-for-2 split of its common stock, which will be effected as a stock dividend entitling each shareholder of record to receive one additional share of common stock for every two shares owned. Additional shares issued as a result of the stock dividend will be distributed after close of trading on November 24, 2023, to stockholders of record at the close of business on November 17, 2023. Cash will be distributed in lieu of fractional shares based on the opening price of a share of common stock on November 20, 2023.
Because the effective date of the announced 3-for-2 stock split will be after the expected issuance date of the consolidated financial statements, the Company expects to disclose earnings per share on a pre-split basis in the financial statements.
The following table presents earnings per share on a pre-split and post-split basis for the periods indicated.

	Three Months Ended September 30,		Year Ended September 30,
(in millions, except share amounts)	2023	2022	2023	2022
Numerator:
Net income	$50.7	$52.3	$238.5	$207.1
Less: Allocation to participating securities	(1.7)	(1.6)	(8.1)	(6.1)
Net income allocated to common stockholders	$49.0	$50.7	$230.4	$201.0

Denominator:
Weighted average number of:
Common shares outstanding	20,087,626	19,690,761	19,957,333	19,570,403
Dilutive potential common shares outstanding:
Share-based awards	665,529	661,921	662,007	497,137
Diluted shares outstanding	20,753,155	20,352,682	20,619,340	20,067,540

Earnings per share - basic	$2.43	$2.58	$11.55	$10.27
Earnings per share - diluted	$2.36	$2.49	$11.18	$10.01

Proforma Denominator (with effect of stock split):
Weighted average number of:
Common shares outstanding	30,131,439	29,536,142	29,936,000	29,355,605
Dilutive potential common shares outstanding:
Share-based awards	998,294	992,882	993,011	745,706
Proforma diluted shares outstanding	31,129,733	30,529,024	30,929,011	30,101,311

Proforma earnings per share - basic	$1.62	$1.72	$7.71	$6.85
Proforma earnings per share - diluted	$1.57	$1.66	$7.45	$6.67

Segment Results
Our business activities are managed as operating segments and organized into reportable segments consisting of Commercial, Institutional, Retail and Global Payments.
The tables below present the financial performance, a disaggregation of operating revenues, and select operating data and metrics used by management in evaluating the performance of our segments, for the periods indicated. Additional information on the performance of our segments will be included in our Annual Report on Form 10-K to be filed with the SEC.
Commercial

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$15,891.1	$15,610.8	2%	$57,559.9	$63,162.7	(9)%
Principal gains, net	77.4	82.8	(7)%	331.5	343.0	(3)%
Commission and clearing fees	44.7	38.9	15%	178.0	168.8	5%
Consulting, management and account fees	5.9	5.7	4%	25.7	21.9	17%
Interest income	41.4	20.2	105%	154.1	46.8	229%
Total revenues	16,060.5	15,758.4	2%	58,249.2	63,743.2	(9)%
Cost of sales of physical commodities	15,853.0	15,573.2	2%	57,386.5	63,051.1	(9)%
Operating revenues	207.5	185.2	12%	862.7	692.1	25%
Transaction-based clearing expenses	16.6	13.6	22%	60.7	55.9	9%
Introducing broker commissions	10.7	7.3	47%	40.1	31.5	27%
Interest expense	10.3	5.2	98%	40.6	18.2	123%
Net operating revenues	169.9	159.1	7%	721.3	586.5	23%
Variable direct compensation and benefits	38.5	46.0	(16)%	176.4	171.2	3%
Net contribution	131.4	113.1	16%	544.9	415.3	31%
Fixed compensation and benefits	15.1	12.2	24%	61.1	49.8	23%
Other fixed expenses	20.5	17.9	15%	77.4	65.6	18%
Bad debts, net of recoveries	7.8	2.8	179%	15.7	11.6	35%
Non-variable direct expenses	43.4	32.9	32%	154.2	127.0	21%
Segment income	$88.0	$80.2	10%	$390.7	$288.3	36%

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Operating revenues (in millions):
Listed derivatives	$53.5	$52.9	1%	$230.5	$240.5	(4)%
OTC derivatives	59.9	49.0	22%	232.2	208.3	11%
Physical contracts	50.3	59.7	(16)%	232.9	180.4	29%
Interest / fees earned on client balances	37.7	18.2	107%	142.2	41.3	244%
Other	6.1	5.4	13%	24.9	21.6	15%
	$207.5	$185.2	12%	$862.7	$692.1	25%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	8,898	7,337	21%	34,430	30,323	14%
Listed derivatives, average rate per contract (1)	$5.64	$6.88	(18)%	$6.37	$7.54	(16)%
Average client equity - listed derivatives (millions)	$1,788	$2,285	(22)%	$1,927	$2,149	(10)%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	915	737	24%	3,553	2,968	20%
OTC derivatives, average rate per contract	$65.91	$67.02	(2)%	$65.78	$70.49	(7)%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.

Institutional

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$—	$—	n/m	$—	$—	n/m
Principal gains, net	86.1	84.6	2%	359.2	337.2	7%
Commission and clearing fees	64.8	75.0	(14)%	268.8	283.8	(5)%
Consulting, management and account fees	18.9	14.4	31%	72.9	32.2	126%
Interest income	256.7	84.6	203%	812.7	178.6	355%
Total revenues	426.5	258.6	65%	1,513.6	831.8	82%
Cost of sales of physical commodities	—	—	n/m	—	—	n/m
Operating revenues	426.5	258.6	65%	1,513.6	831.8	82%
Transaction-based clearing expenses	46.8	49.8	(6)%	187.9	202.4	(7)%
Introducing broker commissions	7.6	7.7	(1)%	35.4	31.7	12%
Interest expense	241.5	69.7	246%	758.3	114.2	564%
Net operating revenues	130.6	131.4	(1)%	532.0	483.5	10%
Variable direct compensation and benefits	44.7	50.7	(12)%	180.5	188.4	(4)%
Net contribution	85.9	80.7	6%	351.5	295.1	19%
Fixed compensation and benefits	15.5	13.4	16%	59.7	51.3	16%
Other fixed expenses	18.8	22.1	(15)%	77.5	67.4	15%
Bad debts, net of recoveries	(1.3)	0.2	n/m	(1.5)	1.8	n/m
Non-variable direct expenses	33.0	35.7	(8)%	135.7	120.5	13%
Other gain	2.1	—	n/m	2.1	—	n/m
Segment income	$55.0	$45.0	22%	$217.9	$174.6	25%

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Operating revenues (in millions):
Listed derivatives	$45.1	$47.9	(6)%	$186.0	$190.0	(2)%
Securities	284.8	159.5	79%	973.6	513.4	90%
FX contracts	11.4	6.3	81%	39.4	28.4	39%
Interest / fees earned on client balances	64.5	30.1	114%	239.5	46.1	420%
Other	20.7	14.8	40%	75.1	53.9	39%
	$426.5	$258.6	65%	$1,513.6	$831.8	82%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	30,563	33,476	(9)%	125,862	130,285	(3)%
Listed derivatives, average rate per contract (1)	$1.37	$1.30	5%	$1.36	$1.36	—%
Average client equity - listed derivatives (millions)	$4,856	$4,413	10%	$5,210	$3,547	47%
Securities ADV (millions)	$5,662	$3,599	57%	$5,257	$3,459	52%
Securities RPM (2)	$265	$480	(45)%	$301	$503	(40)%
Average money market / FDIC sweep client balances (millions)	$1,172	$1,946	(40)%	$1,338	$1,784	(25)%
FX contracts ADV (millions)	$3,724	$3,935	(5)%	$4,321	$3,983	8%
FX contracts RPM	$50	$25	100%	$37	$28	32%

(1)	Give-up fee revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM, while interest income related to securities lending is excluded.

Retail

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$11.3	$227.7	(95)%	$571.3	$889.9	(36)%
Principal gains, net	51.5	71.4	(28)%	186.4	307.4	(39)%
Commission and clearing fees	11.7	11.3	4%	46.3	50.8	(9)%
Consulting, management and account fees	12.9	13.1	(2)%	53.6	51.6	4%
Interest income	9.6	2.7	256%	30.9	4.5	587%
Total revenues	97.0	326.2	(70)%	888.5	1,304.2	(32)%
Cost of sales of physical commodities	4.6	224.4	(98)%	555.5	877.5	(37)%
Operating revenues	92.4	101.8	(9)%	333.0	426.7	(22)%
Transaction-based clearing expenses	3.1	6.0	(48)%	16.2	26.2	(38)%
Introducing broker commissions	20.2	21.8	(7)%	83.8	95.6	(12)%
Interest expense	1.6	0.6	167%	5.7	2.0	185%
Net operating revenues	67.5	73.4	(8)%	227.3	302.9	(25)%
Variable direct compensation and benefits	2.7	5.5	(51)%	14.6	22.6	(35)%
Net contribution	64.8	67.9	(5)%	212.7	280.3	(24)%
Fixed compensation and benefits	10.2	14.4	(29)%	47.5	55.7	(15)%
Other fixed expenses	26.6	32.0	(17)%	117.1	113.3	3%
Bad debts, net of recoveries	—	1.3	(100)%	2.3	2.3	—%
Non-variable direct expenses	36.8	47.7	(23)%	166.9	171.3	(3)%
Other gain	—	—	n/m	—	6.4	(100)%
Segment income	$28.0	$20.2	39%	$45.8	$115.4	(60)%

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Operating revenues (in millions):
Securities	$23.5	$22.3	5%	$90.4	$97.0	(7)%
FX / CFD contracts	67.8	75.1	(10)%	222.5	310.9	(28)%
Physical contracts	(0.2)	2.2	(109)%	12.0	13.9	(14)%
Interest / fees earned on client balances	0.7	0.8	(13)%	3.0	1.9	58%
Other	0.6	1.4	(57)%	5.1	3.0	70%
	$92.4	$101.8	(9)%	$333.0	$426.7	(22)%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
FX / CFD contracts ADV (millions)	$7,214	$8,328	(13)%	$7,622	$9,290	(18)%
FX / CFD contracts RPM	$146	$140	4%	$115	$129	(11)%

Global Payments

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$—	$—	n/m	$—	$—	n/m
Principal gains, net	50.5	41.9	21%	200.3	162.9	23%
Commission and clearing fees	2.2	1.6	38%	7.2	6.2	16%
Consulting, management, account fees	0.9	0.7	29%	3.4	2.8	21%
Interest income	0.6	0.1	500%	1.7	0.1	1,600%
Total revenues	54.2	44.3	22%	212.6	172.0	24%
Cost of sales of physical commodities	—	—	n/m	—	—	n/m
Operating revenues	54.2	44.3	22%	212.6	172.0	24%
Transaction-based clearing expenses	1.9	1.7	12%	6.8	7.8	(13)%
Introducing broker commissions	0.7	0.6	17%	2.3	1.5	53%
Interest expense	—	0.1	(100)%	0.2	0.2	—%
Net operating revenues	51.6	41.9	23%	203.3	162.5	25%
Variable compensation and benefits	9.2	8.3	11%	38.8	31.3	24%
Net contribution	42.4	33.6	26%	164.5	131.2	25%
Fixed compensation and benefits	5.4	5.2	4%	36.6	18.9	94%
Other fixed expenses	4.7	3.9	21%	18.8	14.8	27%
Bad debts	—	0.1	(100)%	—	0.1	(100)%
Total non-variable direct expenses	10.1	9.2	10%	55.4	33.8	64%
Segment income	$32.3	$24.4	32%	$109.1	$97.4	12%

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Operating revenues (in millions):
Payments	$52.9	$43.6	21%	$208.3	$167.8	24%
Other	1.3	0.7	86%	4.3	4.2	2%
	$54.2	$44.3	22%	$212.6	$172.0	24%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Global Payments ADV (millions)	$62	$64	(3)%	$67	$62	8%
Global Payments RPM	$13,406	$10,680	26%	$12,367	$10,880	14%

Unallocated Costs and Expenses
The following table provides information regarding our unallocated costs and expenses. These unallocated costs and expenses include certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities, which are not included in the results of the operating segments discussed above.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2023	2022	% Change	2023	2022	% Change
Compensation and benefits:
Variable compensation and benefits	$16.2	$17.9	(9)%	$67.6	$59.5	14%
Fixed compensation and benefits	45.7	30.2	51%	156.4	119.2	31%
	61.9	48.1	29%	224.0	178.7	25%
Other expenses:
Occupancy and equipment rental	10.4	9.4	11%	39.4	35.7	10%
Non-trading technology and support	12.5	10.0	25%	43.1	38.3	13%
Professional fees	8.2	6.6	24%	26.3	26.1	1%
Depreciation and amortization	5.5	5.4	2%	22.6	21.7	4%
Communications	1.7	1.4	21%	6.6	5.5	20%
Selling and marketing	1.6	0.9	78%	4.4	5.8	(24)%
Trading systems and market information	2.1	1.0	110%	7.7	4.6	67%
Travel and business development	1.5	1.7	(12)%	5.5	4.0	38%
Other	6.4	0.8	700%	21.3	18.6	15%
	49.9	37.2	34%	176.9	160.3	10%
Total compensation and other expenses	$111.8	$85.3	31%	$400.9	$339.0	18%
Total unallocated costs and other expenses increased $26.5 million, or 31%, to $111.8 million in the three months ended September 30, 2023 compared to $85.3 million in the three months ended September 30, 2022. Compensation and benefits increased $13.8 million, or 29%, to $61.9 million in the three months ended September 30, 2023 compared to $48.1 million in the three months ended September 30, 2022.
The increase in non-variable compensation is principally related to the move of certain client engagement teams out of discrete business lines and into shared services and replacing compensation expense in those discrete business lines with a non-variable charge. Additionally, the increase in non-variable compensation partially resulted from hiring among our compliance and IT departments, principally due to company growth. Average administrative headcount increased 26% in the three months ended September 30, 2023 compared to the three months ended September 30, 2022.
Overall, other non-compensation expenses increased $12.7 million, or 34%, to $49.9 million in the three months ended September 30, 2023 compared to $37.2 million in the three months ended September 30, 2022. Most notably, the increase in other is a result of a value-added tax credit adjustment included in the three months ended September 30, 2022.

Balance Sheet Summary
The following table below provides a summary of asset, liability and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	September 30, 2023	September 30, 2022
Summary asset information:
Cash and cash equivalents	$1,108.3	$1,108.5
Cash, securities and other assets segregated under federal and other regulations	$2,426.3	$3,267.2
Securities purchased under agreements to resell	$2,979.5	$1,672.0
Securities borrowed	$1,129.1	$1,209.8
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$7,443.8	$6,842.6
Receivables from clients, net and notes receivable, net	$688.3	$571.3
Financial instruments owned, at fair value	$5,044.8	$4,167.3
Physical commodities inventory, net	$537.3	$513.5
Property and equipment, net	$123.5	$112.9
Operating right of use assets	$122.1	$121.8
Goodwill and intangible assets, net	$82.4	$86.2
Other	$253.3	$186.5

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$579.3	$416.8
Operating lease liabilities	$149.3	$143.0
Payables to clients	$9,976.0	$9,891.0
Payables to broker-dealers, clearing organizations and counterparties	$442.4	$659.8
Payables to lenders under loans	$341.0	$485.1
Senior secured borrowings, net	$342.1	$339.1
Securities sold under agreements to repurchase	$4,526.6	$3,195.6
Securities loaned	$1,117.3	$1,189.5
Financial instruments sold, not yet purchased, at fair value	$3,085.6	$2,469.6
Stockholders’ equity	$1,379.1	$1,070.1

Common stock outstanding - shares	20,796,637	20,303,904
Net asset value per share	$66.31	$52.70
The Company calculates ROE on stated book value based on net income divided by average stockholders’ equity. For the calculation of ROE on tangible book value, the amount of goodwill and intangibles, net is excluded from stockholders’ equity.

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Thursday, November 16, 2023 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://www.stonex.com. Participants can also access the call via https://register.vevent.com/register/BIa273b443d0ab4ea585be27e0b2dcd79a approximately ten minutes prior to the start time. Participants may preregister for the conference call here.
For those who cannot access the live broadcast, a replay of the call will be available at https://www.stonex.com.
About StoneX Group Inc.
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its approximately 4,000 employees serve more than 54,000 commercial, institutional, and global payments clients, and more than 400,000 retail accounts, from more than 40 offices spread across five continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by StoneX Group Inc. with the SEC, including those risks set forth under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and, to the extent applicable, subsequent Quarterly Reports on Form 10-Q and other filings made time to time with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G

Appendix A
The Company acquired CDI effective October 31, 2022, and the results of the year ended September 30, 2023 include a non-taxable gain of $23.5 million. The results of the three months and year ended September 30, 2023 include amortization expense related to identified intangible assets, related to the acquisition. The Company acquired Gain Capital Holdings, Inc. effective August 1, 2020. The results of the three months and year ended September 30, 2023 and 2022 include amortization expense related to identified intangible assets, related to the acquisition.
The “adjusted” non-GAAP amounts reflect each item after removing the impact of the gain on acquisition and related amortization expense for the three months and year ended September 30, 2023 and 2022, respectively. Management believes that presenting our results excluding the gain on acquisition and related amortization expense is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended September 30,		Year Ended September 30,
(in millions)	2023	2022	2023	2022
Reconciliation of income before tax to adjusted non-GAAP amounts:
Income before tax, as reported (GAAP)	$75.4	$66.4	$323.0	$277.2
Gain on acquisition:
Attributable to tangible assets acquired	—	—	(14.6)	—
Attributable to intangible assets acquired	—	—	(8.9)	—
Total gain on acquisition	—	—	(23.5)	—
Acquisition related expense:
Amortization of intangible assets acquired	1.9	2.7	11.0	10.6
Adjusted income before tax, (non-GAAP)	$77.3	$69.1	$310.5	$287.8

Reconciliation of income tax expense to adjusted non-GAAP amounts:
Income tax expense, as reported (GAAP)	$24.7	$14.1	$84.5	$70.1
Tax effect of the gain on acquisition	—	—	—	—
Tax effect of acquisition related expense	0.5	0.8	3.0	2.9
Adjusted income tax expense, (non-GAAP)	$25.2	$14.9	$87.5	$73.0

Reconciliation of net income to adjusted non-GAAP amounts:
Net income, as reported (GAAP)	$50.7	$52.3	$238.5	$207.1
Total gain on acquisition, net of tax	—	—	(23.5)	—
Acquisition related expense, net of tax	1.4	1.9	8.0	7.7
Adjusted net income (non-GAAP)	$52.1	$54.2	$223.0	$214.8

	Quarter Ended September 30,		Year Ended September 30,
(in millions)	2023	2022	2023	2022
Calculation of average stockholders’ equity:
Total stockholders’ equity - beginning of period, as reported (GAAP)	$1,329.9	$1,047.3	$1,070.1	$904.0
Total stockholders’ equity - end of period, as reported (GAAP)	1,379.1	1,070.1	1,379.1	1,070.1
Average stockholders’ equity	$1,354.5	$1,058.7	$1,224.6	$987.1

Calculation of return on equity:
Net income, as reported (GAAP)	$50.7	$52.3	$238.5	$207.1
Average stockholders’ equity	$1,354.5	$1,058.7	$1,224.6	$987.1
Return on equity	15.0%	19.8%	19.5%	21.0%

Calculation of adjusted return on equity (non-GAAP)
Adjusted net income (non-GAAP)	$52.1	$54.2	$223.0	$214.8
Average stockholders’ equity	$1,354.5	$1,058.7	$1,224.6	$987.1
Adjusted return on equity (non-GAAP)	15.4%	20.5%	18.2%	21.8%